Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 18, 2019 relating to the consolidated financial statements and the related financial statement schedules as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018 of Safe Auto Insurance Group, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

May 17, 2019